UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2009

QuantRx Biomedical Corporation

(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

PRIA Asset Purchase Agreement

On July 30, 2009, QuantRx Biomedical Corporation, a Nevada corporation (“QuantRx” or the “Company”), entered into and closed an asset purchase agreement (the “Asset Purchase Agreement”) with PRIA Diagnostics, LLC, a Delaware limited liability company (“PRIA”), pursuant to which PRIA agreed to sell to QuantRx certain of PRIA’s patents, trademarks, other intellectual property assets and certain fixed assets.  The aggregate purchase price for such assets is equal to $725,000, comprised of cash and shares of QuantRx’s common stock, par value $0.01 (the “Common Stock”).

Under the Asset Purchase Agreement, QuantRx is required to make additional contingent payments, in the form of cash and Common Stock, upon the occurrence of certain milestone events.  Such cash milestone payments will be made by QN Diagnostics, LLC (“QN Diagnostics”), a newly formed Delaware limited liability company that was formed as a joint venture between QuantRx and NuRx Pharmaceuticals, Inc., a Nevada corporation (“NuRx”), which is described  in more detail below.  In addition, QN Diagnostics is required to pay royalties to PRIA on a quarterly basis upon the commercialization of a product utilizing the acquired technologies for five years from the initial sales date of the first such product sold.  QuantRx also agreed under the Asset Purchase Agreement to offer to PRIA the first opportunity to manufacture certain products utilizing the acquired technologies before entering into any agreement or arrangement with a third party to manufacture such products.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in their entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 10.1 hereto.

QN Diagnostics, LLC Limited Liability Company Agreement

On July 30, 2009, QuantRx also entered into a Contribution Agreement (the “Contribution Agreement”) with NuRx.  Pursuant to the Contribution Agreement, QuantRx contributed certain intellectual property, including the assets purchased from PRIA under the Asset Purchase Agreement, and other assets related to its lateral flow strip technology and related lateral flow strip readers into QN Diangnostics, a newly formed Delaware limited liability company that was formed as a joint venture between NuRx and QuantRx (the “Joint Venture”).

QuantRx and NuRx have also entered into a Limited Liability Company Agreement to govern the Joint Venture, dated July 30, 2009 (the “LLC Agreement”).  Under the terms of the LLC Agreement, NuRx contributed $5,000,000 in cash to the Joint Venture.  Following the respective contributions by NuRx and QuantRx to the Joint Venture, NuRx and QuantRx will each own a 50% interest in the Joint Venture.  The purpose of the Joint Venture will be to research, develop and commercialize products incorporating the lateral flow strip technology and related lateral flow strip readers (the “Lateral Flow Products”).

Under the terms of the LLC Agreement, upon the consummation of the transactions contemplated by the Contribution Agreement, the Joint Venture will make a $2,000,000 cash distribution to QuantRx.  In addition, subject to certain exceptions, NuRx, at its sole election, will be entitled to a distribution of up to $1,500,000 from the Joint Venture (the “NuRx Distribution”) which must be repaid by NuRx within thirty days after the Joint Venture meets certain milestone events.

The LLC Agreement also provides for the management and governance of the Joint Venture.  Pursuant to the LLC Agreement, the Joint Venture will be managed by a board of directors (the “JV Board”) initially consisting of two QuantRx designees, two NuRx designees and an independent designee mutually selected by QuantRx and NuRx.  Subject to certain exceptions, JV Board decisions will be made by majority vote, provided that NuRx and QuantRx will have veto rights with respect to certain matters.

Pursuant to the LLC Agreement, each member will also be required to make sustaining capital contributions from time to time as the JV Board determines is necessary.   Sustaining capital contributions will be made by QuantRx and NuRx on an equal basis, provided however that QuantRx solely will be responsible for making a sustaining capital contribution with respect to the first $700,000 determined to be required by the JV Board, and thereafter, NuRx solely will be responsible for making a sustaining capital contribution to the extent of any unpaid amount of the NuRx Distribution.

QuantRx and the Joint Venture have also entered into a Development and Services Agreement on July 30, 2009, pursuant to which the Joint Venture has agreed to pay a monthly fee to QuantRx in exchange for QuantRx providing all services, equipment and facilities related to the research, development, regulatory approval and commercialization of the Lateral Flow Products.  The initial monthly fee to be paid to QuantRx will be $250,000, subject to adjustment based on the mutual agreement of the Joint Venture and QuantRx.  If the Joint Venture fails to reach certain milestone events, the Joint Venture will no longer be obligated to make the monthly payments.  All work product performed under the Development and Services Agreement will be the sole property of the Joint Venture.

Each of QuantRx and NuRx have also agreed not to compete with the Joint Venture with respect to the research, development and commercialization of Lateral Flow Products until (i) the earlier of the expiration of the LLC Agreement or (ii) the date on which the Joint Venture ceases to carry on the research, development and commercialization of Lateral Flow Products.

In connection with the transactions described herein, NuRx received two warrants to purchase 2,000,000 shares of QuantRx’s Common Stock, or an aggregate of 4,000,000 shares of QuantRx’s Common Stock.  The warrants have a net issuance feature and expire on July 30, 2014.  The warrants have an exercise price of $0.50 and $1.25, respectively.

The foregoing descriptions of the Contribution Agreement, the Development and Services Agreement and the LLC Agreement do not purport to be complete and are qualified in their entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 hereto, the Development and Services Agreement, which is filed as Exhibit 10.2 hereto, and the LLC Agreement, which is filed as Exhibit 10.3 hereto.

Warrant

In consideration for NuRx’s entry into the joint venture and upfront funding thereof, QuantRx issued to NuRx a warrant exercisable for 2,000,000 shares of QuantRx’s Common Stock at a per share exercise price of $0.50 and a warrant exercisable for 2,000,000 shares of QuantRx’s Common Stock at a per share exercise price of $1.25.  The warrants have a five-year term and provide for cashless exercise and customary anti-dilution protection.

The foregoing description of the Warrants do not purport to be complete and are qualified in their entirety by reference to the Warrants, which are filed as Exhibits 10.6 and 10.7 hereto.

Exchange Letters

In connection with QuantRx’s obligation under the Contribution Agreement to deliver its assets to QN Diagnostics free and clear of any encumbrances, QuantRx entered into letter agreements (the “Exchange Letters”) with all of its noteholders to cancel all of its outstanding notes, including its 8% senior secured promissory bridge notes and its 10% senior secured convertible promissory notes, and effect the full settlement of all of such notes and the release of all security interests granted in QauntRx’s assets in connection therewith.  In connection with the noteholders’ cancellation of their notes and the release of the liens in favor of such noteholders on QuantRx’s intellectual property being contributed to the joint venture, such noteholders received either cash in an amount equal to the outstanding principal and interest accrued thereunder, shares of QuantRx’s newly created Series A-1 Convertible Preferred Stock, or a combination of both.  The Exchange Letters also provide for the cancellation of the related loan documents and releases of any and all claims against QuantRx relating to the notes.

Employment Agreements

As part of the transactions with NuRx, QuantRx entered into employment agreements with Walter Witoshkin, Sasha Afanassiev and William Fleming to retain each of them as Chief Executive Officer, Chief Financial Officer and Chief Science Officer (such Chief Executive Officer, Chief Financial Officer  and Chief Science Officer, collectively being the “Executives”), respectively.  The term of each of the employment agreements is three years from the date of the agreement, and each agreement is renewed automatically for additional one year term , unless either party to the employment agreement gives a no less than 90 day written notice to the other party.  QuantRx can terminate the Executives’ employment at any time with or without “cause,” as defined in the employment agreements.  Executives can terminate the employment with or without “good reason,” also as defined in the employment agreements, or if there is a change of control.  Each of the employment agreements contains a change of control provision, where it provides that if there is a change of control and within three months before or 12 months thereafter QuantRx terminates the Executive for any reason other than Cause or the death or disability of the Executive or the Executive terminates his employment for good reason, the Executive is entitled to a lump sum cash payment equal to two times the Executive’s then current base salary and the bonus amount.  If QuantRx terminates an Executive’s employment without cause or an Executive terminates his employment for good reason or an Executive’s employment is terminated because of a permanent disability or death, then QuantRx will pay 12 months salary as severance within 30 days of such termination.  In addition, during the term of the employment, if QuantRx sells all or substantially all of the shares of its capital stock or its assets or performs a material acquisition of the capital stock or assets of another entity, QuantRx will pay a completion bonus to the Executives.

The foregoing descriptions of the Employment Agreements with Walter Witoshkin, Sasha Afanassiev, and William Fleming do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement with Walter Witoshkin, which is filed as Exhibit 10.8 hereto, the Employment Agreement with Sasha Afanassiev, which is filed as Exhibit 10.9 hereto, and the Employment Agreement with William Fleming, which is filed as Exhibit 10.10 hereto.

Item 1.02	Termination of a Material Definitive Agreement

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02.

In conjunction with the cancellation of all of QuantRx’s outstanding notes, including its 8% senior secured promissory bridge notes and its 10% senior secured convertible promissory notes, as described in Item 1.01 above, other attendant principal agreements comprising the respective loans were terminated effective July 30, 2009.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.01.

Evan Levine, a director of NuRx and the beneficial owner of approximately 4.6% of the outstanding shares of common stock of NuRx, is also a former director of QuantRx and the beneficial owner of approximately 7.4% of the outstanding shares of common stock of QuantRx (such percentages determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934).  The nature of Mr. Levine’s relationships with both companies was fully disclosed to the board of directors of QuantRx prior to entering into the transactions described herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described above, pursuant to the terms of the LLC Agreement, each member will be required to make sustaining capital contributions from time to time as the JV Board determines is necessary.  Sustaining capital contributions will be made by QuantRx and  NuRx on an equal basis, provided however that QuantRx solely will be responsible for making a sustaining capital contribution with respect to the first $700,000 determined to be required by the JV Board, and thereafter, NuRx solely will be responsible for making a sustaining capital contribution to the extent of any unpaid amount of the NuRx Distribution.

Item 3.02.	Unregistered Sales of Equity Securities

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02.

On August 4, 2009, the Company issued 4,591,240 shares of Series A-1 convertible preferred stock, par value $0.01 per share (“Series A-1 Preferred Stock”) to the holders of the Company’s promissory notes in exchange for the cancellation of the notes and the releases tendered in the Exchange Letters, in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  A copy of the certificate of designations for the Series A-1 Preferred Stock is filed as Exhibit 3.1 hereto and incorporated herein by reference.

QuantRx offered and sold the Series A-1 Convertible Preferred Stock and the Common Stock warrants, and shares of Common Stock underlying such securities described in Item 1.01 of this Form 8-K, in a private placement. Each of PRIA, NuRx and the noteholders is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.  The private placements were effected without registration under the Securities Act in reliance upon the exemption provided by Rule 506 and/or Section 4(2) thereunder.  No form of general solicitation or general advertising was made in connection with the offer or sale of these securities.  The filing of this report shall not constitute an offer to sell, or a solicitation of an offer to buy, any of QuantRx’s securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 5.02.

As described above, as part of the transactions with NuRx, QuantRx entered into employment agreements with Walter Witoshkin, Sasha Afanassiev and William Fleming to retain Mr. Witoshkin as President and Chief Executive Officer of the Company, Mr. Afanassiev as Chief Financial Officer of the Company and Mr. Fleming as a Chief Science Officer of the Company.  Mr. Witoshkin will receive an annual salary in the amount of $288,000, less statutory deductions and applicable withholdings, and stock options under the Company’s 2007 Incentive Stock Plan to purchase no less than 250,000 shares of the Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant, which will be exercisable for 5 years from the date thereof and vested as of the date thereof.  Mr. Afanassiev will receive an annual salary in the amount of $180,000, less statutory deductions and applicable withholdings, and stock options under the Company’s 2007 Incentive Stock Plan to purchase no less than 125,000 shares of the Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant, which will be exercisable for 5 years from the date thereof and vested as of the date thereof.  Mr. Fleming will receive an annual salary in the amount of $168,000, less statutory deductions and applicable withholdings, and stock options under the Company’s 2007 Incentive Stock Plan to purchase no less than 125,000 shares of the Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant, which will be exercisable for 5 years from the date thereof and vest upon the successful achievement of the milestones as defined in the LLC Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

The applicable information contained in Item 3.02 of this Form 8-K is incorporated by reference in response to this Item 5.03.

Effective August 3, 2009, QuantRx filed a Certificate of Designation of the Relative Rights and Preferences of the Series A-1 Convertible Preferred Stock of the Company (the “Certificate of Designation”) with the Secretary of State of the State of Nevada.  The Company’s Board of Directors approved the Certificate of Designation and authorized its filing at a meeting held on July 24, 2009.  A copy of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

The Certificate of Designation provides for the issuance of up to 10,000,000 shares of Series A-1 Convertible Preferred Stock.  The Series A-1 Preferred Stock shall rank prior to the Common Stock for purposes of liquidation preference, and to all other classes and series of equity securities of the Company that by their terms do not rank senior to the Series A-1 preferred stock.

Holders of the Series A-1 Preferred Stock shares shall be entitled to receive, when, as and if declared by the Board of Directors, preferential dividends which shall accrue at the rate of 8% per annum to be paid at the option of the Company, either in cash or by the issuance of additional shares of Series A-1 Preferred Stock.

The Company may, at its option, redeem shares of the Series A-1 Preferred Stock, in whole or in part, out of funds legally available therefor, by action of the Board of Directors, at any time after the issuance of such Series A-1 Preferred Stock, at a redemption price equal to the Face Amount plus all accrued and unpaid dividends on such Series A-1 Preferred Stock.

At any time on or after the Issuance Date, the Series A-1 Preferred Stock may be converted into a number of fully paid and nonassessable shares of Common Stock at a conversion rate of two-to-one (2:1); two shares of Common Stock for each one share of Series A-1 Preferred Stock.

Except with respect to transactions upon which the Series A-1 Preferred Stock shall be entitled to vote separately as a class, the Series A-1 Preferred Stock shall have no voting rights.  The Common Stock into which the Series A-1 Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	2.1	Contribution Agreement, dated July 30, 2009, by and among QuantRx, QN Diagnostics, LLC and NuRx.*

	3.1	Certificate of Designation for Series A-1 Preferred Stock.

	10.1	Asset Purchase Agreement, dated July 30, 2009, by and between QuantRx and PRIA.

	10.2	Development and Services Agreement, dated July 30, 2009, by and between QuantRx and QN Diagnostics, LLC.*

	10.3	LLC Agreement, dated July 30, 2009, by and between QuantRx and NuRx.

	10.4	Warrant to Purchase 2,000,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

	10.5	Warrant to Purchase 2,000,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

	10.6	Employment Agreement, dated July 30, 2009, by and between QuantRx and Walter Witoshkin.

	10.7	Employment Agreement, dated July 30, 2009, by and between QuantRx and Sasha Afanassiev.

	10.8	Employment Agreement, dated July 30, 2009, by and between QuantRx and William Fleming.

* Certain exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: August 5, 2009	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution Agreement, dated July 30, 2009, by and among QuantRx, QN Diagnostics, LLC and NuRx.

3.1	Certificate of Designation for Series A-1 Preferred Stock.

10.1	Asset Purchase Agreement, dated July 30, 2009, by and between QuantRx and PRIA.

10.2	Development and Services Agreement, dated July 30, 2009, by and between QuantRx and QN Diagnostics, LLC.

10.3	LLC Agreement, dated July 30, 2009, by and between QuantRx and NuRx.

10.4	Warrant to Purchase 2,00,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

10.5	Warrant to Purchase 2,000,000 Shares of Common Stock of QuantRx, dated July 30, 2009, issued by QuantRx in favor of NuRx.

10.6	Employment Agreement, dated July 30, 2009, by and between QuantRx and Walter Witoshkin.

10.7	Employment Agreement, dated July 30, 2009, by and between QuantRx and Sasha Afanassiev.

10.8	Employment Agreement, dated July 30, 2009, by and between QuantRx and William Fleming.